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                                                                    EXHIBIT 10.6

                           AMENDMENT NUMBER ONE TO THE
                          REGISTRATION RIGHTS AGREEMENT

         THIS AMENDMENT NUMBER ONE (this "Amendment") to the REGISTRATION RIGHTS AGREEMENT (the "Agreement") by and among Value Partners, LTD, a Texas limited partnership ("Value Partners"), T. Rowe Price Recovery Fund II, L.P., a Maryland limited partnership ("T. Rowe Price Recovery Fund II"), and Altiva Financial Corporation, a Delaware corporation (the "Company"), dated as of August 31, 1999, is entered into this 13th day of December 1999. Terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

                             PRELIMINARY STATEMENTS

         The Company previously issued to Value Partners and T. Rowe Price Recovery Fund II (collectively, the "Holders") the Notes (or, in the case of the T. Rowe Price Recovery Fund II, the Company has recognized the participation interest of the T. Rowe Price Recovery Fund II in the Notes) in the aggregate principal amount of $7,000,000. As of the date hereof, the Company has issued additional 12% Secured Convertible Notes due 2006 in the aggregate principal amount of $250,000 (the "Additional Notes") to Value Partners and T. Rowe Price Recovery Fund II has purchased a 100% participation interest therein.

         The parties hereto desire to amend the Agreement to reflect the issuance of the Additional Notes.

                                   AGREEMENTS

         NOW, THEREFORE, for and in consideration of the premises and the mutual promises hereinafter set forth, the parties hereto agree to amend the Agreement as follows:

         1. The first recital in the Agreement is amended and restated as follows:

                           "WHEREAS, the Company has issued to Holders
                  $7,250,000 aggregate principal amount of the Notes; and"

         2. The second recital in the Agreement is amended and restated as follows:

                           "WHEREAS, the Notes are convertible, subject to
                  certain conditions, into 1,450,000 shares of the common stock of the Company, par value $0.01 (the "Common Stock") (such shares, subject to adjustment in accordance with the terms of the Notes are herein after referred to as the "Securities"); and"

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         3.       This Amendment may be executed in any number of counterparts.
All of the separate counterparts of this Amendment shall constitute but one and the same instrument. This Amendment shall be binding upon the parties hereto and their respective successors and assigns.


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                           VALUE PARTNERS, LTD

                           By:    EWING & PARTNERS,
                                  General Partner

                           By:  /s/ Timothy G. Ewing
                               ----------------------------------
                                Name: Timothy G. Ewing
                                Title: Managing Partner


                           T. ROWE PRICE RECOVERY FUND II, L.P.

                           By: T. Rowe Price Recovery Fund II Associates, L.L.C.


                           By:   /s/ Hubert M. Stiles, Jr.
                               ----------------------------------
                                 Name: Hubert M. Stiles, Jr.
                                 Title: President

                           ALTIVA FINANCIAL CORPORATION

                           By:   /s/ Edward B. Meyercord
                               ----------------------------------
                                 Name:
                                 Title:


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